ADVANCED REMOTE COMMUNICATION SOLUTIONS, INC.

                            STOCK OPTION GRANT NOTICE

Advanced Remote Communication Solutions, Inc. (the "Company") hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below (the "Shares"). This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder: Brandon Nixon
Date of Grant: May 31, 2002
Vesting Commencement Date: May 31, 2002
Number of Shares Subject to Option: 3,000,000
Exercise Price (Per Share):  $0.21
Total Exercise Price: $630,000
Expiration Date:  May 30, 2012
Type of Grant:  Nonstatutory Stock Option
Vesting Schedule: This option (and any Shares issued upon the early exercise of this Option) shall vest in accordance with the Employment Agreement (the "Employment Agreement") made and entered into effective as of May 31, 2002, by and between the Company and Optionholder, a copy of which is attached hereto and incorporated herein by this reference.

Payment:  By cash, check or a Loan (as defined in the Employment Agreement).

Repurchase Rights: The Optionholder agrees that all Shares acquired upon the exercise of this Option shall be subject to repurchase rights exercisable by the Company as set forth in the Employment Agreement.

Additional Terms/Acknowledgments: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice and the Stock Option Agreement. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Employment
Agreement set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject.

ADVANCED REMOTE COMMUNICATION                                  OPTIONHOLDER:
SOLUTIONS, INC.


By: _/s/ Dean Kernus                                   /s/ Brandon Nixon
        Signature                                      Brandon Nixon

Name: Dean Kernus                                      Date: May 31, 2002

Title: CFO/Secretary

Date:  May 31, 2002

ATTACHMENTS:      Stock Option Agreement
                  Notice of Exercise

                  ADVANCED REMOTE COMMUNICATION SOLUTIONS, INC.

                             STOCK OPTION AGREEMENT
                                 (NON-QUALIFIED)

         Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement (this "Agreement"), Advanced Remote Communications, Inc. (the "Company") has granted you an option to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice.

         The details of your option are as follows:

         1. VESTING. Subject to the limitations contained herein, your option (and any shares of Common Stock issued upon the early exercise of your option) will vest as provided in your Grant Notice, provided that in all events, vesting will cease upon the termination of your Continuous Status. For purposes of this Agreement, the term "Continuous Status" means your employment or relationship as an officer, director or consultant has not been interrupted or terminated.

         2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share are as referenced in your Grant Notice.

         3. EXERCISE PRIOR TO VESTING ("EARLY EXERCISE"). Subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

                  (a)______a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock; and

                  (b)______any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the repurchase rights in favor of the Company as described in Section 10 of this Agreement.

         4. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in any manner permitted by your Grant Notice.

         5. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

         6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

         7. TERM. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

                  (a)______three (3) months after the termination of your Continuous Status for any reason other than termination of your Continuous Status as a result of death or Complete Disability (as defined in the Employment Agreement); provided, however, if during any part of such three- (3-) month period your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to "Securities Law Compliance," your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Status. Despite the preceding sentence, to the maximum extent permitted by applicable law, if your Continuous Status is terminated for Cause (as defined in the Employment Agreement), this option shall in all respects terminate immediately.

                  (b)______twelve (12) months after the termination of your Continuous Status due to your Complete Disability;

                  (c)______twelve (12) months after your death if you die either during your Continuous Status or within three (3) months after your Continuous Status terminates;

                  (d)______the Expiration Date indicated in your Grant Notice;or

                  (e)______the tenth (10th) anniversary of the Date of Grant.

         8.       EXERCISE.

                  (a)______You may exercise your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

                  (b)______By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

9. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option

10. RIGHT OF REPURCHASE. If your Continuous Status is terminated: (a) for any reason, the Company shall have the right to repurchase from you for cash, at the Exercise Price indicated on your Grant Notice, any or all unvested Shares issued to you upon the exercise of your option, and (b) for Cause, the Company shall have the right to repurchase from you for cash, at the Exercise Price indicated on your Grant Notice, all Shares, whether vested or unvested, which were issued to you upon the exercise of your option (the "Repurchase Right"). The Repurchase Right shall be exercisable by written notice delivered to you within sixty (60) days after your Continuous Status is terminated for any reason. The notice shall indicate the number of shares to be repurchased and the date on which the purchase is to be effected (the "Purchase Date"), such date to be not more than thirty (30) days after the date of notice. No fractional shares shall be repurchased by the Company.

11.               SPECIAL TAX ELECTION.

                  (a) Section 83(b) Election Applicable to the Exercise of a Non-Statutory Stock Option. If any shares of Common Stock are unvested and acquired hereunder ("Unvested Non-Statutory Shares") then you understand that under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value of the Unvested Non-Statutory Shares on the date any forfeiture restrictions applicable to such shares lapse over the Option Price paid for such shares will be reportable as ordinary income on such lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Company to repurchase the Unvested Non-Statutory Shares pursuant to the Repurchase Right provided under Section 12 of this Agreement. You may elect under Section 83(b) of the Code to be taxed at the time the Unvested
Non-Statutory Shares are acquired hereunder, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Unvested Non-Statutory Shares at the date of this Agreement equals the Option Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS ATTACHMENT IV HERETO. YOU UNDERSTAND THAT FAILURE TO MAKE THIS FILING WITHIN THE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY YOU AS THE FORFEITURE RESTRICTIONS LAPSE.

                  (b) YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES MAKE THIS FILING ON YOUR BEHALF. This filing should be made by registered or certified mail, return receipt requested, and you must retain two (2) copies of the completed form for filing with your State and Federal tax returns for the current tax year and an additional copy for your records.

        12. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

         13.      WITHHOLDING OBLIGATIONS.

         (a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

         (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

         (c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

         14. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

                                  ATTACHMENT I


                               NOTICE OF EXERCISE

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

                  Stock option dated:                       May 30, 2002

                  Number of shares as
                  to which option is
                  exercised:                     ___________________
                  Certificates to be
                  issued in name of:             ___________________

                  Total exercise price          $___________________

                  Cash payment delivered
                  herewith:                     $___________________

         By this exercise, I agree to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

         I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the "Shares"), which are being acquired by me for my own account upon exercise of the Option as set forth above:

          I warrant and represent to the Company that I have no present intention of distributing or selling the Shares, except as permitted under the Securities Act of 1933 and any applicable state securities laws.

         I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Bylaws and/or applicable securities laws.

                                      __________________________________
                                                     (Name)
                                      __________________________________
                                                     (Date)

                                  ATTACHMENT II


                           FORM OF 83B ELECTION NOTICE

Date:


Director of Internal Revenue
Internal Revenue Service Center
Fresno, CA  93888

Re:      Election under Section 83(b)

Gentlemen:

This statement constitutes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended from time to time.

Pursuant to Treasury Regulation Section 1.83-2, the following information is submitted:

1.       Name:                              ___________________ ("Purchaser")

         Address:                           ___________________
                                            ___________________


         Social Security No.:               ___________________

2.       Property Description:              ___________________ shares (the
         "Shares") of Common Stock of Advanced
         Remote Communication Solutions, Inc. (the "Company")

3.       The date on which property was transferred is ____________.

4.       The taxable year for which the election is made is the calendar year__.

5. Restrictions: If Purchaser's employment with the Company is terminated for any reason, the Company shall have the right to repurchase from Purchaser for cash, at the price paid by Purchaser, any or all unvested Shares issued to Purchaser.

6. The fair market value at the time of transfer of the property with respect to which this election is being made, determined without regard to any restriction other than a restriction which by its terms will never lapse, is $_______ (_________shares having a fair market value of $______ per share).

7. The amount paid by the undersigned taxpayer for the property is $________in cash plus services rendered.

8. A copy of this statement has been furnished to Nu-Tec, Inc. and the transferee of the property if different from the Purchaser.

Dated:  _______________


Very truly yours,




         Signature


         Name

[Note: If married spouse should also sign]


         Signature


         Name